                                                              EXHIBIT EX-99.P.20
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                                 CODE OF ETHICS

STW Fixed Income Management ("STW") has adopted this Code of Ethics (the "Code") pursuant to the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"). Rules 204A-1 and 17j-1 are collectively referred to as the "SEC Rules."

Certain provisions of the Code apply only to STW's Access Persons while other provisions apply to STW's Supervised Persons, as both terms are defined in
Section 2.(38) PLEASE NOTE THAT EVERY ACCESS PERSON IS A SUPERVISED PERSON, BUT NOT EVERY SUPERVISED PERSON IS AN ACCESS PERSON.

The Code is based on the principle that all Supervised Persons owe a fiduciary duty to STW's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

Please direct any questions about the Code to Elizabeth Vos, the Chief Compliance Officer. All capitalized terms are defined in Section 2.

(y) 1. Code of Conduct Governing Personal Securities Transactions

The personal trading activities of all Supervised Persons must be conducted in a manner to avoid actual or potential conflicts of interest with STW's clients. No Supervised Person may use his or her position with STW or any investment opportunities he or she learns of because of his or her position with STW to the detriment of STW's clients. Supervised Persons are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Even if not specifically prohibited by the Code, certain personal trading activities may create or appear to create conflicts of interest. If a Supervised Person has any doubt whether a personal trade would create a conflict of interest, the Supervised Person should consult the Chief Compliance Officer before trading. The Chief Compliance Officer's determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Chief Compliance Officer determines that a particular personal trading activity is not permitted, the Supervised Person must terminate the activity immediately. Failure to comply with the Chief Compliance Officer's determination may result in sanctions, up to and including termination of employment. Unless prohibited by law, the Chief Compliance Officer may except any person, security, or transaction from any specific provision of the Code. The Chief Compliance Officer will prepare a report documenting the nature of any exception granted, the persons involved, and the reason for

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granting such exception. Any approval or exception granted by the Chief
Compliance Officer under the Code shall not be viewed as or deemed to be a Code violation.

2. DEFINITIONS

- "Access Person" means: (i) any director, officer, or partner of STW; (ii) employees of STW who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the

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38 The Code may also apply to independent contractors who perform services for
 STW that relate to client trading activities or have access to information about client trades. The Chief Compliance Officer will determine on a case-by-case basis which independent contractors will be subject to the Code. The Chief Compliance Officer will inform such contractors of their obligations under the Code and will monitor their compliance with the Code.

      purchase or sale of a Covered Security by the Advised Funds, or other advisory clients for which STW provides investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (iii) any director, officer, general partner, or employee of a company in a Control relationship with STW who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Advised Funds or other advisory clients for which STW provides investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales;
      (iv) any natural persons in a Control relationship with STW who obtain information concerning recommendations made to the Advised Funds or other advisory clients with regard to the purchase or sale of a Covered Security; and (v) any Supervised Person who has access to nonpublic information regarding any clients' purchase or sale of securities, or regarding the portfolio holdings of any Advised Fund or who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic.

- "Advised Fund" means an investment company (open-end or closed-end fund registered under the 1940 Act) for which STW serves as investment adviser or sub-adviser.

- "Automatic Investment Plan" means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule or allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

- "Beneficial Ownership" of a security shall have the same meaning ascribed to such term under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person has Beneficial Ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares direct or indirect pecuniary (economic or monetary) interest in the security. A transaction by or for the account of a spouse or other immediate family member living in the same household with a Supervised Person is considered the same as a transaction by or for the Supervised Person.39

-     "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.
      Section 2(a)(9) provides that Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

-     "Covered Security" has the meaning given to such term in Section 6.

- "Federal Securities Laws" means the Securities Act of 1933 (the "1933 Act"), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the SEC under these statutes, the Bank Secrecy Act as it applies to funds and investment

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      advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

- "Initial Public Offering" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

- "Private Placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

- A "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days, is or has been held by an Advised Fund or other advisory client of STW, or is being or has been considered by an Advised Fund or other advisory client or STW for purchase by the Advised Fund or other advisory

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39 Similarly, a transaction in a security by or for a Supervised Person's
 "significant other" is considered the same as a transaction by or for the Supervised Person if the Supervised Person has or shares a pecuniary interest in the security.

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

      client of STW, and any option to purchase or sell, and any security convertible into or exchangeable for, any such Covered Security.

- "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of STW, or other person who: (i) provides investment advice on behalf of STW; and (ii) is subject to the supervision and control of STW with respect to activities that are subject to the SEC Rules.40

(z) 3. Compliance with Federal Securities Laws

Each Supervised Person shall comply with applicable Federal Securities Laws.

(aa) 4. Prohibitions

No Access Person, in connection with the purchase or sale by such person of a Security Held or to be Acquired by an Advised Fund or other advisory client account for which STW acts as investment adviser, shall: (i) employ any device, scheme, or artifice to defraud such Advised Fund or advisory account; (ii) make to such Advised Fund or advisory account any untrue statement of a material fact or omit to state to such Advised Fund or advisory account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon such Advised Fund or advisory account; or (iv) engage in any manipulative practice with respect to such Advised Fund or advisory account.

(bb) 5. Whose Securities, Accounts, and Transactions Are Covered by the Code?

The Code covers: (i) all personal securities accounts and transactions of each Supervised Person; and (ii) all securities and accounts in which a Supervised Person has Beneficial Ownership. However, securities held in accounts over which a Supervised Person has no direct or indirect influence or Control are not subject to the Code.

(cc) 6. What Types of Securities Are Covered Under the Code?

A "Covered Security" means all securities described in Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of the Advisers Act EXCEPT: (i) securities that are direct obligations of the Government of the United States, such as Treasury bills, notes, bonds, and derivatives thereof; (ii) bankers' acceptances; (iii) bank certificates of deposit; (iv) commercial paper; (v) high quality short-term

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debt instruments (including repurchase agreements); (vi) shares of money market funds; (vii) shares of registered, open-end mutual funds (other than Advised Funds); and (viii) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds (other than Advised Funds). Please note that shares of closed-end funds are covered.

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40 For example, independent contractors who do not provide investment advice to clients on behalf of STW are not Supervised Persons.

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

(dd) 7. Reports of Securities Holdings, Transactions, and Accounts

Every Access Person shall disclose to the Chief Compliance Officer (or her designee) all personal Covered Securities holdings and all securities accounts (including accounts that hold only securities excluded from coverage under Section 6) no later than 10 days after becoming an Access Person, which in some cases may be upon commencement of employment (the "Initial Holdings Report"), and thereafter on an annual basis as of December 31 (the "Annual Holdings Report").41 Forms for this purpose are attached to the Code (Forms A and B).

Every Access Person is required to submit a report to the Chief Compliance Officer (or her designee) no later than 30 days after the end of each calendar quarter describing each personal transaction in a Covered Security effected and securities account opened (including accounts that hold only securities excluded from coverage under Section 6) during the quarter (the "Quarterly Report"). The Quarterly Report must be signed and dated by the reporting person and include a complete response to each item of information sought on the Quarterly Report. A form for this purpose is attached to the Code (Form D). An Access Person does not have to report transactions effected pursuant to an Automatic Investment Plan.

If an Access Person has no transactions or account openings to report in a calendar quarter, he or she must check the "no transactions to report" box on the Quarterly Report, sign and date the Quarterly Report, and return it to the Chief Compliance Officer (or her designee) by the reporting deadline.

The Chief Compliance Officer (or her designee) shall be responsible for distributing Quarterly Report forms to each Access Person at the end of each calendar quarter and for ensuring that all Access Persons have filed the required reports on a timely basis. Late filings are not acceptable and can lead to disciplinary action, up to and including termination of employment.

Access Persons need not file a Quarterly Report if the Quarterly Report would duplicate information contained in broker trade confirmations timely received (i.e., no later than 30 days after the end of the quarter) by the Chief Compliance Officer.

Personal securities reports are required by the SEC Rules, and violation of the SEC Rules will not be tolerated by STW.

(ee) 8. Pre-Approval for Purchases of Certain Securities

Access Persons may not directly or indirectly obtain beneficial ownership of any debt securities without the prior written approval of the Chief Compliance Officer. This pre-approval requirement applies to all debt securities, except US government securities. In addition, Access Persons may not directly or indirectly obtain beneficial ownership of any securities (including those excluded from coverage under Section 6) in a Private Placement or Initial Public Offering without the prior written approval of the Chief Compliance Officer. A Pre-Approval Form is attached to the Code (Form E). If approval is granted for a purchase, the purchase must be executed within 24 hours after receiving approval. After this 24-hour period lapses, a separate written approval must be obtained from the Chief Compliance Officer prior to executing the purchase.

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41 The information in the Initial and Annual Holdings Reports must be current as of a date no more than 45 days prior to the date the reports are submitted.

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

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(ff) 9. Distribution of the Code and Supervised Person Acknowledgements

The Chief Compliance Officer (or her designee) will provide each Supervised Person with a copy of the Code upon commencement of employment. Every Supervised Person shall certify in writing upon employment and annually thereafter to the Chief Compliance Officer (or her designee) that:

-     They have received, read, and understand the Code;

-     They understand that they are subject to the Code;

-     They have complied or will comply with the requirements of the Code; and

- If applicable (i.e., if they also are an Access Person), they have reported or will report all personal securities transactions and accounts required to be reported by the Code.

In addition, the Chief Compliance Officer (or her designee) will provide each Supervised Person with a copy of any amendments to the Code. Each Supervised Person shall certify in writing that they have received, read, and understand the amendments to the Code. A form for this purpose is attached to the Code (Form C).

(gg) 10. Reporting Violations of the Code

Each Supervised Person shall report any known or suspected violations of the Code promptly to the Chief Compliance Officer. Any such reports provided by a Supervised Person will be kept confidential to the extent practicable and permitted by law. The Chief Compliance Officer shall make a written record of and investigate any such reported violations promptly and take any action deemed appropriate. Any form of retaliation against any Supervised Person that reports a violation of the Code is prohibited and constitutes a further violation of the Code.

(hh) 11. Review and Enforcement of Code of Ethics

The Chief Compliance Officer (or her designee) shall notify each person who becomes an Access Person of his or her reporting requirements under the Code within 10 days of such person becoming an Access Person.

The Chief Compliance Officer (or her designee) will, on a quarterly basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Chief Compliance Officer must give the person an opportunity to supply explanatory material. No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

If the Chief Compliance Officer finds that a Code violation may have occurred, an appropriate resolution of the situation will be taken, which may include sanctions up to and including termination of employment.

The Chief Compliance Officer will submit her own personal securities reports, as required, to another designated officer who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer's reports.

In addition, the Chief Compliance Officer will review at least annually the adequacy of the Code and the effectiveness of its implementation.

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

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(ii) 12. Recordkeeping

STW will maintain all records required under applicable law as they relate to the Code, as more fully described in STW's separate recordkeeping policy.

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

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(jj) Form A

INITIAL HOLDINGS REPORT
STW FIXED INCOME MANAGEMENT

Name of Reporting Person:           ____________________________________________

Date Person Became Subject to the
Code's Reporting Requirements*:     ____________________________________________

Information in Report Dated as of*: ____________________________________________

Date Report Due:                    ____________________________________________

Date Report Submitted:              ____________________________________________

*NOTE: Information should be dated no more than 45 days before report is submitted.

Holdings of Covered Securities (Use Additional Forms if Necessary)

                        Type of Security and                                Principal Amount,
                          Exchange Ticker,                                 Maturity Date, and
Name of Issuer and      Symbol, or CUSIP No.         No. of Shares            Interest Rate
Title of Security          (if applicable)          (if applicable)          (if applicable)
------------------      --------------------        ---------------        ------------------
------------------      --------------------        ---------------        ------------------
------------------      --------------------        ---------------        ------------------
------------------      --------------------        ---------------        ------------------
------------------      --------------------        ---------------        ------------------
------------------      --------------------        ---------------        ------------------

If you have no Covered Securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have no direct or indirect beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

________________________________________________________________________________

________________________________________________________________________________

Securities Accounts (accounts in which ANY securities are held for your direct or indirect benefit)
(Use Additional Forms If Necessary)

Name of Broker, Dealer, or Bank          Name(s) on and Type of Account
-------------------------------          ------------------------------
-------------------------------          ------------------------------
-------------------------------          ------------------------------
-------------------------------          ------------------------------

If you have no securities accounts to report, please check here [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

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

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Signature___________________________________    Date____________________________

(kk) Form B

ANNUAL HOLDINGS REPORT
STW FIXED INCOME MANAGEMENT

Name of Reporting Person:            ___________________________________________

Information in Report Dated as of*:  ___________________________________________

Date Report Due:                     ___________________________________________

Date Report Submitted:               ___________________________________________

Calendar Year Ended:  December 31,   _____________________

*NOTE: Information should be dated no more than 45 days before report is submitted.

Holdings of Covered Securities (Use Additional Forms if Necessary)

                        Type of Security and                               Principal Amount,
                          Exchange Ticker,                                Maturity Date, and
Name of Issuer and      Symbol, or CUSIP No.        No. of Shares            Interest Rate
Title of Security          (if applicable)         (if applicable)          (if applicable)
------------------      --------------------       ---------------        ------------------
------------------      --------------------       ---------------        ------------------
------------------      --------------------       ---------------        ------------------
------------------      --------------------       ---------------        ------------------
------------------      --------------------       ---------------        ------------------

If you have no Covered Securities holdings to report, please check here [ ]

If you do not want this report to be construed as an admission that you have no direct or indirect beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

________________________________________________________________________________

________________________________________________________________________________

Securities Accounts (accounts in which ANY securities are held for your direct or indirect benefit) (Use Additional Forms If Necessary)

Name of Broker,                                                Name(s) on and
Dealer, or Bank        Date Account Was Established           Type of Account
---------------        ----------------------------           ---------------
---------------        ----------------------------           ---------------
---------------        ----------------------------           ---------------

If you have no securities accounts to report, please check here [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature__________________________________     Date___________________________

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

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(ll) Form C

COMPLIANCE CERTIFICATION
STW FIXED INCOME MANAGEMENT

Initial Certification

I certify that I: (i)   have received, read, and reviewed the Code of Ethics;

                  (ii) understand the policies and procedures in the Code of Ethics;

                  (iii) recognize that I am subject to such policies and
                        procedures;

                  (iv)  understand the penalties for non-compliance;

                  (v)   will fully comply with the Code of Ethics; and

                  (vi)  have fully and accurately completed this Certificate.

Signature:      ____________________________________

Name:           ____________________________________ (Please print)

Date Submitted: ____________________________________

Date Due:       ____________________________________

ANNUAL CERTIFICATION

I certify that I: (i)   have received, read, and reviewed the Code of Ethics;

                  (ii) understand the policies and procedures in the Code of Ethics;

                  (iii) recognize that I am subject to such policies and
                        procedures;

                  (iv)  understand the penalties for non-compliance;

                  (v) have complied with the Code of Ethics and any applicable reporting requirements during this past year;

                  (vi) have fully disclosed any exceptions to my compliance with the Code of Ethics below;

                  (vii) will fully comply with the Code of Ethics; and

                  (viii) have fully and accurately completed this Certificate.

EXCEPTION(S):

________________________________________________________________________________

________________________________________________________________________________

Signature: _______________________________________

Name: ____________________________________________ (Please print)

Date Submitted: __________________________________

Date Due: ________________________________________

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

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Certification of Receipt of Amendments

I certify that I: (i)   have received and reviewed the amendments to the Code of
                        Ethics;

                  (ii)  understand the amendments to the Code of Ethics; and

                  (iii) will fully comply with the amendments to the Code of
                        Ethics.

Signature:      __________________________________

Name:           __________________________________ (Please print)

Date Submitted: __________________________________

Date Due:       __________________________________

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

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(mm) Form D

QUARTERLY REPORT
STW FIXED INCOME MANAGEMENT

Name of Reporting Person: ______________________________________________________

Calendar Quarter Ended: ________________________________________________________

Date Report Due: _______________________________________________________________

Date Report Submitted: _________________________________________________________

Transactions in Covered Securities

                                                                         Type of
                                                     Principal         Transaction
                                                      Amount,         and Exchange                    Name of
               Name of                            Maturity Date,         Ticker,                  Broker, Dealer,
             Issuer and                            and Interest        Symbol, or                     or Bank
  Date of     Title of          No. of Shares          Rate           CUSIP No. (if                  Effecting
Transaction   Security         (if applicable)    (if applicable)      applicable)     Price        Transaction
-----------  ----------        ---------------    ---------------     -------------    -----      ---------------
-----------  ----------        ---------------    ---------------     -------------    -----      ---------------
-----------  ----------        ---------------    ---------------     -------------    -----      ---------------
-----------  ----------        ---------------    ---------------     -------------    -----      ---------------
-----------  ----------        ---------------    ---------------     -------------    -----      ---------------

If you have no Covered Securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have no direct or indirect beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

________________________________________________________________________________

________________________________________________________________________________

Securities Accounts (accounts in which ANY securities are held for your direct or indirect benefit) (Use Additional Forms If Necessary)

If you established a securities account during the quarter, please provide the following information:

Name of Broker,                                                  Name(s) on and
Dealer, or Bank            Date Account Was Established         Type of Account
---------------            ----------------------------         ---------------
---------------            ----------------------------         ---------------
---------------            ----------------------------         ---------------
---------------            ----------------------------         ---------------

If you have no securities accounts to report, please check here [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature ________________________________          Date________________________

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

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FORM E

PRE-APPROVAL FORM
STW FIXED INCOME MANAGEMENT

Title, Issuer, and Type of Security*  Shares/Principal  Broker/Bank
------------------------------------  ----------------  ------------
1. _________________________________  ________________  ____________

2. _________________________________  ________________  ____________

3. _________________________________  ________________  ____________

4. _________________________________  ________________  ____________

5. _________________________________  ________________  ____________

*For each security, indicate if it is an IPO or private placement purchase. (Use Additional Forms If Necessary)

_______________________        ______________________      _____________________
Printed Name                   Signature                   Date

Note: Approval is valid for 24 hours.

Rationale for approval/denial:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

____________________________   _________________________  ______________________
Approved By                    Signature                  Date

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